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                               EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of March 9, 1994 and by and between MEDCATH, INC., a North Carolina corporation (the "Corporations"); and R. William Moore, Jr. ("Moore"), a resident of North Carolina (the "Agreement").

     WHEREAS, the company desires to employ Moore as a full-time employee and Moore desires to accept that position in accordance with the terms hereof;

     NOW, THEREFORE, it is agreed as follows:

     1. Employment. For new and very valuable consideration described herein, the Company shall employ Moore and Moore accepts employment upon the terms and conditions hereinafter set forth.

     2. Duties. As an employee, Moore shall have such duties relating to the development and operation of freestanding cardiac catheterization centers, cardiac imaging centers, heart hospitals, mobile cardiac catheterization unit routes, cardiology related programs, or such other duties as shall be assigned to him from time to time by the Officers of the Company.

     During the term of employment hereunder, Moore shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage unless agreed on by the President of the Company.

     3. Compensation. For and in consideration of the services to be rendered by Moore hereunder, the Company shall pay to Moore an annual salary of One Hundred Thousand Dollars ($100,000.00) and continue during the term of this agreement and which shall be paid on a monthly basis unless otherwise agreed to by the parties hereto. Moore shall also participate in an annual bonus compensation plan each year of his employment. The initial bonus plan will be $75,000 relating to the development of the McAllen, Texas Heart Hospital. Moore's salary shall be reviewed by either the President of the Company or other officers of the Company as designated by the President from time to time. Moore will only be eligible for the bonus award if he is employed by the Company on October 31st of the year for which the bonus applies.

     During the first twelve months of employment, MetCath will guarantee Moore $25,000 of his bonus to be paid monthly ($2,083.33 per month).

     4. Miscellaneous Benefits. During his employment, the Company shall provide Moore with additional benefits substantially equivalent to those which are generally provided to other similar employees of the Company. The Company shall reimburse Moore for reasonable expenses incurred by him in the course of his employment with the Company provided those expenses are consistent with reasonable policies provided from time to time by the Company's Board of Directors. During the first twelve months of employment the Company will reimburse Moore for




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COBRA payments to continue health coverage for Moore's wife until she is eligible to be included in the Company's health plan. These expenses will be handled through the monthly employee expense reporting and reimbursement mechanism such that the reimbursements will be tax free to Moore. The Company agrees to reimburse Moore for reasonable moving expenses to relocate his family to Texas.

     5. Termination of Employment.

     (a) By the Company for Cause. The Company shall have the right to terminate Moore's employment for cause as provided herein by giving written notice thereof. "Cause" shall mean that Moore commits a willful act of fraud, dishonesty or disloyalty toward the company; is convicted of criminal conduct resulting in a jail sentence (whether or not such sentence is suspended); engages in conduct significantly injurious to the Company monetarily; violates a material term of this Agreement including, but not limited to, failure to fulfill the duties assigned to Moore by the Company; becomes disabled; or submits a notice of resignation to the Company. Moore shall be deemed disabled it he has been unable, by reason of physical or mental infirmity, to perform on a full-time basis his assigned responsibilities. The existence of disability shall be reasonably determined by the Board of Directors of the Company.

     (b) By the Company Without Cause. Subject to (d) below, the Company may terminate Moore's employment at any time without cause by giving Moore written notice thereof.

     (c) By Moore. Moore may terminate his employment upon at least (30) days' written notice.

     (d) Salary and Benefits. (i) If the Company terminates Moore's employment under this Agreement for any reason other than cause, the Company will continue to be liable for his salary and all accrued bonuses to be paid on a monthly basis for a period of Nine (9) months following the date of termination, as long as and only if Moore is not otherwise in default hereunder during that period; provided, however, that his salary shall not be payable once Moore becomes employed substantially full-time or otherwise earns, on a monthly basis, at least 75% of his monthly salary hereunder. (ii) Upon any termination of Moore's employment for cause, Moore shall not be entitled to any further salary, bonuses or benefits following the date of termination of his employment. (iii) Upon termination of Moore's employment for any reason, Moore shall be entitled to receive only such additional benefits which have accrued or become payable to him prior to the end of his actual employment. (iv) Upon termination, Moore shall not be entitled to any additional salary or benefits other than those accrued prior to the date of termination. Notwithstanding anything in this Agreement to the contrary, no further salary or benefits shall be due to Moore once he begins to receive the proceeds of any disability insurance policy.

     6. Confidentiality, Non-Disclosure and Non-Competition. During the course



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of Moore's employment. Moore has been and will be exposed and have access to substantial quantities of information and Technology (the "Confidential Information") relating to the Company's business that are valuable trade secrets or confidential information, including information concerning customers, operations, pricing, technology, and marketing strategies.

     The Confidential Information was developed, compiled and/or tested by the Company at considerable amounts of money in building upon and expanding that Confidential Information. The Confidential Information enables the Company to conduct its business with success and with a competitive advantage as long as the Confidential Information remains not generally known to others, whether those others operate in direct competition with the Company or its customers or begin operations in geographical areas which are of interest to the Company, specifically within the United States.

     Moore, by reason of his role as an employee of the company, is familiar with and has access to the Company's customers and their needs and to the marketing and pricing pursued by the Company with respect to those customers and the Company's products and services.

     This Paragraph is designed to prohibit Moore from using the Confidential Information and knowledge and relationships developed as an insider of the Company for his own benefit or for the benefit of parties other than the Company. The Company would not give Moore access to the Confidential Information and authority without Moore's execution of this Agreement and Moore willingly signs this Agreement because he has received additional consideration to do so and because he believes his relationship with the Company is and will be in his own best interest. Both parties agree that this Paragraph's provisions should be construed broadly in favor of the Company.

     In light of the foregoing, the parties agree as follows:

          A.   Confidential Information.

               Moore promises that:

               (1) During or after termination of his relationship with the Company, he will not directly or indirectly, use, or disclose or make available to anyone outside the Company, any Confidential Information.

               (2) He will safeguard all Confidential Information at all times so that it is not exposed to, or taken by, unauthorized persons, and, when entrusted to him, will exercise his best efforts to assure to safekeeping.

          B.   Competition.



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               Moore agrees that:

               (1) He will not, during the period of his relationship with the Company, engage or be interested directly or indirectly in any manner, as a partner, officer, director, advisor, employee or in any other capacity in any business similar to business to the Company.

               (2) The Company's business is unusual and that by virtue of his relationship with the Company he is, and will become more, familiar with and close to the Confidential Information and the Company's business and Customers. In the event his relationship with the Company ceases for any reason, he will not engage in, for a period of eighteen
          (18) months after that termination, in any manner directly or indirectly, whether as an employee, officer, owner, partner, shareholder, consultant or otherwise, in any business or other activity similar in business to and in competition with the company within seventy-five (75) miles of any location which the Company has
          (x) provided cardiology services of any type whatsoever during his employment with the Company, or (y) made a written proposal to provide such services, which proposal was made at least in part as a result of the efforts of Moore.

     7. Enforcement. If there is a breach or threatened breach of the provisions of Paragraph 6 of this Agreement, in addition to other remedies at law or equity, the Company shall be entitled to injunctive relief. The parties desire and intend that the provisions of Paragraph 6 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of Paragraph 6 shall thereupon be modified in order to render the same valid and enforceable.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by registered mail, by other reasonable means of delivery providing overnight service, or by hand to Moore at 8233 Lost Roy Ct., Charlotte, NC 28213; to the Company at 7621 Little Avenue, Suite 106, Charlotte, NC 28226. Notice shall be deemed to have been given when deposited with the Postal Service or other delivery service or, if delivered by hand, when received by the addressee. A party may change the address to which notice to it must be given by advising the other parties in writing of the new address.

     9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

     10. Assignment. The rights and obligations of the Company under this Agreement shall insure to the benefit of and shall be binding upon the successors and assigns of the Company. As a personal service contract the rights and obligations of Moore under this agreement may not be assigned by him.



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     11. Entire Agreement. This instrument may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     12. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina Applicable to contracts made and to be performed in this State, without reference to choice of laws principles, and that law shall be applied in connection with its enforcement in other states and jurisdictions to the fullest extent possible.

     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the date first above written.



                                                 MEDCATH INCORPORATED


                                                 BY: /s/ Stephen R. Puckett
                                                 -------------------------------
                                                     Stephen R. Puckett


                                                     President             Title
                                                 --------------------------


/s/ R. William Moore, Jr.
----------------------------------
    R. William Moore, Jr.
        3/9/94